Exhibit 4.7

DUKE CAPITAL CORPORATION

TO

JPMORGAN CHASE BANK

Trustee

Sixth Supplemental Indenture

Dated as of February 28, 2002

$500,000,000 Floating Rate Notes due February 28, 2003

TABLE OF CONTENTS1

Exhibit A	Form of Floating Rate Note due February 28, 2003
Exhibit B	Certificate of Authentication

[1]	This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

(i)

THIS SIXTH SUPPLEMENTAL INDENTURE is made as of the 28th day of February 2002, by and between DUKE CAPITAL CORPORATION, a Delaware corporation, having its principal office at 526 South Church Street, Charlotte, North Carolina 28202 (the “Corporation”), and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), a New York banking corporation, as Trustee (herein called the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Corporation has heretofore entered into a Senior Indenture, dated as of April 1, 1998 (the “Original Indenture”), with The Chase Manhattan Bank, as Trustee;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as may be amended and supplemented to the date hereof, including by this Sixth Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Indenture and the terms of such series may be described by a supplemental indenture executed by the Corporation and the Trustee;

WHEREAS, the Corporation hereby proposes to create under the Indenture a new series of Securities;

WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Sixth Supplemental Indenture and to make it a valid and binding obligation of the Corporation have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

FLOATING RATE NOTES DUE FEBRUARY 28, 2003

SECTION 1.01 Establishment.

There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Corporation’s Floating Rate Notes due February 28, 2003 (the “Notes”).

There are to be authenticated and delivered $500,000,000 principal amount of Notes, and no further Notes shall be authenticated and delivered except as provided by Section 304, 305, 306, 906,1106 or the last paragraph of Section 301 of the Original Indenture.

The Notes shall be in substantially the form set forth in Exhibit A hereto, and the form of the Trustee’s Certificate of Authentication for the Notes shall be in substantially the form set forth in Exhibit B hereto.

Each Note shall be dated the date of authentication thereof and shall bear interest from the Original Issue Date thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

SECTION 1.02 Definitions.

The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“Business Day” means a day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business; provided, that such day is also a London Business Day.

“Clearstream” means Clearstream Luxembourg, S.A., or any successor securities clearing agency.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.

“IAI” means an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that, prior to their purchase of any notes, delivers to the trustee a letter in the form set forth in Section 1.08, which contains certain representations and agreements.

“Interest Payment Date” means the 28th day of each month, commencing March 28, 2002.

“London Business Day” means any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

“Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S.

“Original Issue Date” means February 28, 2002.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the 15th calendar day prior to such Interest Payment Date (whether or not a Business Day).

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” means all Notes offered and sold outside the United States in reliance on Regulation S.

“Restricted Period” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) a day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Corporation to the Trustee, and (b) the Original Issue Date.

“Restricted Securities Legend” means a legend set forth in Section 1.06(a) or (b).

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“Securities Act” means the Securities Act of 1933, as amended.

“Stated Maturity” means February 28, 2003.

SECTION 1.03 Payment of Principal and Interest.

The principal of the Notes shall be due at Stated Maturity. The unpaid principal amount of the Notes shall bear interest at a rate of LIBOR plus 0.65% per annum until paid or duly provided for, such interest to accrue monthly in arrears from, and including, February 28, 2002 to, and excluding, the first Interest Payment Date and then from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date or Stated Maturity, as the case may be. The period from and including an Interest Payment Date to and excluding the next Interest Payment Date is hereinafter called an “Interest Period.” The amount of accrued interest that will be paid for any Interest Period shall be calculated by multiplying the face amount of the Notes by the interest rate applicable for the Interest Period divided by 360 days and multiplied by the actual number of days in the Interest Period.

Interest shall be paid on each Interest Payment Date to the Person or Persons in whose name the Note is registered on the Regular Record Date for such Interest Payment Date, except that interest payable at the Stated Maturity of the Notes shall be paid to the Person or Persons to whom principal is payable. Any such interest that is not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (“Special Record Date”), notice whereof shall be given to Holders of the Notes not less than ten (10) days prior to such Special Record Date, or to be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

In the event that any Interest Payment Date on the Notes is not a Business Day (other than an Interest Payment Date that falls on the Stated Maturity), then such Interest Payment Date will be postponed to the next succeeding day that is a Business Day unless the Interest Payment Date falls in the next succeeding month in which case the Interest Payment Date will be the preceding Business Day. If the Interest Payment Date falling on the Stated Maturity is not a Business Day then the interest payment due on that date will be paid on the next Business Day and no additional interest will accrue.

The LIBOR rate will be reset monthly on each Interest Payment Date (each an “Interest Reset Date”), beginning on March 28, 2002. The interest rate for the period from and including the Original Issue Date to and excluding the first Interest Payment Date shall be 2.50% per annum (the “Initial Interest Rate”). The second London Business Day preceding an Interest Reset Date will be the “Interest Determination Date” for that Interest Reset Date. The interest rate in effect on each day that is not an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date or the Initial Interest Rate, as the case may be. The interest rate in effect on any day that is an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to that Interest Reset Date.

The following definitions shall be used by the calculation agent (the “Calculation Agent”) in its determination of the interest rate:

“LIBOR” shall mean:

(i) with respect to any Interest Determination Date, the rate for deposits in United States dollars having a maturity of one month commencing on the first day of the applicable Interest Period that appears on Telerate Page 3750 as of 11:00 A.M., London time, on that Interest Determination Date. If no rate appears, LIBOR, with respect to that Interest Determination Date, will be determined in accordance with the provisions described in (ii) below;

(ii) with respect to an Interest Determination Date on which no rate appears on Telerate Page 3750, as specified in (i) above, the Calculation Agent will request the principal London offices of each of four major banks selected by the Calculation Agent, which will be referred to as “Reference Banks,” in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of one month, commencing on the first day of the applicable Interest Period, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount equal to an amount of at least $1,000,000 that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in The City of New York on the Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks for a period of one month commencing on the first day of the applicable Interest Period and in a principal amount equal to an amount of at least $1,000,000 that is representative for a single transaction in United States dollars in that market at that time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner described above, LIBOR determined as of that Interest Determination Date will be LIBOR in effect on that Interest Determination Date or, in connection with the first Interest Reset Date, the interest rate on the Notes, in that case, will remain the Initial Interest Rate until reset in connection with the following Interest Reset Date.

“Telerate Page 3750” shall mean the display designated as “Page 3750” on Bridge Telerate, Inc., or such other page as may replace the 3750 page on such service or any successor service or services as may be nominated by the British Bankers’ Association for the purpose of displaying the London interbank rates of major banks for United States dollars.

Payment of principal of and interest on the Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of and interest on the Notes represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security, provided that, in the case of payments of principal, such Global Security is first surrendered to the Paying Agent. If any of the Securities of this series are no longer represented by a Global Security, (i) payments of principal and interest due at the Stated Maturity shall be made at the office of the Paying Agent upon surrender of such Securities to the Paying Agent, and (ii) payments of interest shall be made, at the option of the Corporation, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

All percentages resulting from any calculation of the interest rate with respect to the Notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) being rounded to 9.87654% (or .0987654)), and all dollar amounts in or resulting from any such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

SECTION 1.04 Denominations. The Notes shall be issued only in registered form without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

SECTION 1.05 Global Securities.

The Notes shall initially be issued in the form of one or more Global Securities registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Notes represented by such Global Security or Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, Notes in definitive form. The Global Securities described in this Article 1 may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

A Global Security shall be exchangeable for Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Corporation that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Corporation within 90 days of receipt by the Corporation of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Corporation within 90 days after it becomes aware of such cessation or (ii) the Corporation in its sole discretion determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes registered in such names as the Depositary shall direct.

The Notes will be resold by the initial purchaser only to QIBs in reliance on Rule 144A and a limited number of IAIs that, prior to their purchase of any Notes, shall deliver to the initial purchaser a certificate in the form included in Section 1.08 hereof. Such Notes may thereafter be transferred to QIBs, purchasers in reliance on Regulation S and IAIs in accordance with the procedure described herein.

Notes resold to QIBs in the United States in reliance on Rule 144A (the “Rule 144A” Notes) shall be issued in the form of a permanent Global Security, without interest coupons, substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Sixth Supplemental Indenture, including appropriate legends as set forth in Section 1.06(a) (the “Rule 144A Global Note”), deposited with the Trustee, as custodian for the Depositary. The Rule 144A Global Note may be represented by more than one certificate if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Notes resold outside the United States (the “Regulation S Notes”) in reliance on Regulation S shall be issued in the form of a permanent Global Security, without interest coupons, substantially in the form of Exhibit A, including appropriate legends as set forth in Section 1.06(b) (the “Regulation S Global Note”), deposited with the Trustee, as custodian for the Depositary. The Regulation S Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Notes resold to IAIs in the United States (the “Institutional Accredited Investor Notes”) shall be issued in the form of a permanent Global Security, without interest coupons,

substantially in the form of Exhibit A, including appropriate legends as set forth in Section 1.06(a) (the “Institutional Accredited Investor Global Note”), deposited with the Trustee, as custodian for the Depositary. The Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

SECTION 1.06 Global Securities Legends. Unless and until a Note is sold under an effective registration statement,

(a) each Rule 144A Global Note and the Institutional Accredited Investor Global Note (and all Notes issued in exchange therefor or in substitution thereof) shall bear the following legend (each defined term in the legend being defined as such for purposes of the legend only):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH DUKE CAPITAL CORPORATION (THE “COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE

SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT AND IN THE CASE OF THE FOREGOING CLAUSES (D) AND (E), A LETTER OF TRANSFER AVAILABLE FROM THE TRUSTEE AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”; and

(b) each Regulation S Global Note (and all Notes issued in exchange therefore or in substitution thereof) shall bear the following legend (each defined term in the legend being defined as such for purposes of the legend only):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH DUKE CAPITAL CORPORATION (THE “COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED

STATES WITHIN THE MEANING OF REGULATION S, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT, AND IN THE CASE OF THE FOREGOING CLAUSE (E), A LETTER OF TRANSFER AVAILABLE FROM THE TRUSTEE AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”.

SECTION 1.07 Transfer and Exchange.

(a) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note or an Institutional Accredited Investor Note prior to the date which is two years after the later of the date of its original issue and the last date on which the Corporation or any affiliate of the Corporation was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”):

(i) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form of certificate as set forth on the reverse of the Security that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Corporation as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a letter substantially in the form set forth in Section 1.08 from the proposed transferee and, if requested by the Corporation, the delivery of an opinion of counsel, certification and/or other information satisfactory to it; and

(iii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a letter substantially in the form set forth in Section 1.09 from the proposed transferee and, if requested by the Corporation, the delivery of an opinion of counsel, certification and/or other information satisfactory to it; and

(b) The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted Period:

(i) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of certificate on the reverse of the Security, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Corporation as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii) a transfer of a Regulation S Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a letter substantially in the form set forth in Section 1.08 from the proposed transferee and, if requested by the Corporation, the delivery of an opinion of counsel, certification and/or other information satisfactory to it; and

(iii) a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a letter substantially in the form set forth in Section 1.09 hereof from the proposed transferee and, if requested by the Corporation, receipt by it of an opinion of counsel, certification and/or other information satisfactory to it.

After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred without requiring the certification set forth in Section 1.08, Section 1.09 or any additional certification.

(c) Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Security Registrar shall deliver Securities that do not bear a Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing a Restricted Securities Legend, the Security Registrar shall deliver only Securities that bear a Restricted Securities Legend unless there is delivered to the Security Registrar an opinion of counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(d) Notwithstanding anything herein to the contrary, neither the Trustee nor the Security Registrar shall have any responsibility to receive any letters, opinions or certifications, nor any responsibility to monitor compliance with any transfer restrictions, in connection with any transfer or exchange of any beneficial interest in a Global Security for a beneficial interest in the same Global Security.

SECTION 1.08 Form of Certificate to be Delivered in Connection with Transfers to Institutional Accredited Investors.

[Date]

[Duke Capital Corporation,

c/o JPMorgan Chase Bank

450 West 33rd Street

New York, New York 10001

Attn: Corporate Trust Office]

[Morgan Stanley & Co. Incorporated,

as Initial Purchaser in the

offering referred to below

1585 Broadway

New York, New York 10036]

Dear Sirs:

This letter is delivered to request a transfer of $                 principal amount of the Floating Rate Notes due February 28, 2003 (the “Notes”) of Duke Capital Corporation (the “Issuer”).

Upon transfer, the Notes, unless in global form, would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), or an entity in which all of the equity owners are institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (“Institutional Accredited Investors”), and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risks of our or their investment. In the event we purchase any Notes, we will acquire Notes having a minimum principal amount of not less than $250,000 for our own account or for any accounts for which we are acting.

2. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

3. We are not acquiring the Notes with a view to distribution thereof or with any present intention of offering or selling the Notes, except as permitted below, provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control.

4. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the indenture relating to the Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act.

5. We have received a copy of the Offering Memorandum and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Issuer and receive answers thereto, as we deem necessary in connection with our decision to purchase Notes. We acknowledge that we have read and agree to the matters stated in the Offering Memorandum, including the restrictions on duplication and distribution of this Offering Memorandum.

6. We understand that the offer and sale of the Notes have not been and will not be registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (A) to the Issuer or any subsidiary thereof, (B) to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A, (C) outside the United States in compliance with Rule 904 of Regulation S under the Securities Act, (D) inside the United States to an Institutional Accredited Investor, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (F) pursuant to a registration statement which has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

7. We understand that, on any proposed transfer of any Notes, we will be required to furnish to the Issuer and the trustee such certificates, legal opinions and other information as the Issuer or the trustee may reasonably require to confirm that the proposed transfer complies with the foregoing restrictions.

Each of the Issuer, the trustee and the Initial Purchaser of the Notes are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Very truly yours,

(Name of Purchaser)

By:

Name:
Title:

Address:

TRANSFEREE:

BY:

SECTION 1.09 Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S.

[Date]

Duke Capital Corporation

c/o JP Morgan Chase Bank

450 West 33rd Street, New York, NY 10001

Attn: Corporate Trust Office

Re:	Duke Capital Corporation

Floating Rate Notes due February 28, 2003 (the “Securities”)

Ladies and Gentlemen:

In connection with our proposed sale of $                 aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a) the offer of the Securities was not made to a person in the United States;

(b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

You and the Corporation are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

SECTION 1.10 Redemption.

The Notes are not redeemable by the Corporation at any time. The Notes shall not have a sinking fund.

SECTION 1.11 Paying Agent and Calculation Agent.

The Trustee shall initially serve as Paying Agent and Calculation Agent with respect to the Notes, with the Place of Payment initially being the Corporate Trust Office.

ARTICLE 2

MISCELLANEOUS PROVISIONS

SECTION 2.01 Recitals by the Corporation.

The recitals in this Sixth Supplemental Indenture are made by the Corporation only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this Sixth Supplemental Indenture as fully and with like effect as if set forth herein in full.

SECTION 2.02 Ratification and Incorporation of Original Indenture.

As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Sixth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 2.03 Executed in Counterparts.

This Sixth Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

Duke Capital Corporation

By:	/s/ Myron L. Caldwell

Name:	Myron L. Caldwell
Title:	Vice President, Corporate Finance

Attest:

/s/ Robert T. Lucas III

Name:	Robert T. Lucas III
Title:	Assistant Secretary

JPMorgan Chase Bank, as Trustee

By:	/s/ N. Rodriguez

Name:	Natalia Rodriguez
Title:	Assistant Vice President

Attest:

/s/ Virginia Dominguez

Name:	Virginia Dominguez
Title:	Trust Officer

EXHIBIT A

FORM OF FLOATING RATE NOTE DUE 2003

No.	CUSIP No.

DUKE CAPITAL CORPORATION

FLOATING RATE NOTE DUE FEBRUARY 28, 2003

Principal Amount: $

Regular Record Date: Close of business on the 15th calendar day prior to the relevant Interest Payment Date (whether or not a Business Day)

Original Issue Date: February 28, 2002

Stated Maturity: February 28, 2003

Interest Payment Dates: Monthly on the 28th day of each month, commencing March 28, 2002

Interest Rate: LIBOR Rate plus 0.65% per annum

Authorized Denomination: $1,000 and integral multiples of $1,000 in excess thereof

Duke Capital Corporation, a Delaware corporation (the “Corporation”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                          DOLLARS ($    ) [For inclusion in Global Securities only – or such other principal amount as is set forth on the Schedule of Increases or Decreases annexed hereto] on the Stated Maturity shown above and to pay interest thereon from the Original Issue Date shown above.

The unpaid principal amount of the Floating Rate Notes due February 28, 2003 (the “Notes”) shall bear interest at a rate of LIBOR plus 0.65% per annum until paid or duly provided for, such interest to accrue monthly in arrears from, and including, February 28, 2002 to, and excluding, the first Interest Payment Date and then from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date or Stated Maturity, as the case may be. The period from and including an Interest Payment Date to and excluding the next Interest Payment Date is hereinafter called an “Interest Period.” The amount of accrued interest that will be paid for any Interest Period shall be calculated by multiplying the face amount of the Notes by the interest rate applicable for the Interest Period divided by 360 days and multiplied by the actual number of days in the Interest Period.

Interest shall be paid on each Interest Payment Date to the Person or Persons in whose name this Note is registered on the Regular Record Date for such Interest Payment Date, except that interest payable at the Stated Maturity of the Notes shall be paid to the Person or Persons to

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whom principal is payable. Any such interest that is not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (“Special Record Date”), notice whereof shall be given to Holders of the Notes not less than ten (10) days prior to such Special Record Date, or to be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

In the event that any Interest Payment Date on the Notes is not a Business Day (other than an Interest Payment Date that falls on the Stated Maturity), then such Interest Payment Date will be postponed to the next succeeding day that is a Business Day unless the Interest Payment Date falls in the next succeeding month in which case the Interest Payment Date will be the preceding Business Day. If the Interest Payment Date falling on the Stated Maturity is not a Business Day then the interest payment due on that date will be paid on the next Business Day and no additional interest will accrue. “Business Day” means a day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business; provided, that such day is also a London Business Day. “London Business Day” means any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

The LIBOR rate will be reset monthly on each Interest Payment Date (each an “Interest Reset Date”), beginning on March 28, 2002. The interest rate for the period from and including the Original Issue Date to and excluding the first Interest Payment Date shall be 2.50% per annum (the “Initial Interest Rate”). The second London Business Day preceding an Interest Reset Date will be the “Interest Determination Date” for that Interest Reset Date. The interest rate in effect on each day that is not an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date or the Initial Interest Rate, as the case may be. The interest rate in effect on any day that is an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to that Interest Reset Date.

The following definitions shall be used by the Calculation Agent in its determination of the interest rate:

“LIBOR shall mean:

(i) with respect to any Interest Determination Date, the rate for deposits in United States dollars having a maturity of one month commencing on the first day of the applicable Interest Period that appears on Telerate Page 3750 as of 11:00 A.M., London time, on that Interest Determination Date. If no rate appears, LIBOR, with respect to that Interest Determination Date, will be determined in accordance with the provisions described in (ii) below;

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(ii) with respect to an Interest Determination Date on which no rate appears on Telerate Page 3750, as specified in (i) above, the Calculation Agent will request the principal London offices of each of four major banks selected by the Calculation Agent, which will be referred to as “Reference Banks,” in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of one month, commencing on the first day of the applicable Interest Period, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount equal to an amount of at least $1,000,000 that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in The City of New York on the Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks for a period of one month commencing on the first day of the applicable Interest Period and in a principal amount equal to an amount of at least $1,000,000 that is representative for a single transaction in United States dollars in that market at that time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner described above, LIBOR determined as of that Interest Determination Date will be LIBOR in effect on that Interest Determination Date or, in connection with the first Interest Reset Date, the interest rate on the Notes, in that case, will remain the Initial Interest Rate until reset in connection with the following Interest Reset Date.

“Telerate Page 3750” means the display designated as “Page 3750” on Bridge Telerate, Inc., or such other page as may replace the 3750 page on such service or any successor service or services as may be nominated by the British Bankers’ Association for the purpose of displaying the London interbank rates of major banks for United States dollars.

Payment of principal of and interest on the Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of and interest on the Notes represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security, provided that, in the case of payments of principal, such Global Security is first surrendered to the Paying Agent. If any of the Securities of this series are no longer represented by a Global Security, (i) payments of principal and interest due at the Stated Maturity shall be made at the office of the Paying Agent upon surrender of such Securities to the Paying Agent, and (ii) payments of interest shall be made, at the option of the Corporation, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

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All percentages resulting from any calculation of the interest rate with respect to the Notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) being rounded to 9.87654% (or .0987654)), and all dollar amounts in or resulting from any such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

The Securities of this series may not be redeemed prior to maturity and are not subject to a sinking fund.

The Securities of this series shall constitute the direct unsecured and unsubordinated debt obligations of the Corporation and shall rank equally in priority with the Corporation’s existing and future unsecured and unsubordinated indebtedness.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

Dated:

Duke Capital Corporation

By:

Name:
Title:

Attest:

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

JPMorgan Chase Bank, as Trustee

By:

Authorized Officer

(Reverse Side of Security)

This Floating Rate Note due February 28, 2003 is one of a duly authorized issue of Securities of the Corporation (the “Securities”), issued and issuable in one or more series under a Senior Indenture, dated as of April 1, 1998, as supplemented (the “Indenture”), between the Corporation and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof as Floating Rate Notes due February 28, 2003 initially in the aggregate principal amount of $500,000,000. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of all series affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected thereby (voting as one class). The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of all series with respect to which a default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of the Securities of all such series, to waive, with certain exceptions, such default under the Indenture and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture affecting such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Securities of this series and for covenant defeasance at any time of certain covenants in the Indenture upon compliance with certain conditions set forth in the Indenture.

Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples in excess thereof. As provided in the Indenture and subject to the limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged at the office or agency of the Corporation.

This Security shall be governed by, and construed in accordance with, the internal laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —	as tenants in common	UNIF GIFT MIN ACT —		Custodian

			(Cust)		(Minor)

TEN ENT —	as tenants by the entireties

JT TEN —	as joint tenants with rights of survivorship and not as tenants in common		under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto (please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Security on the books of the Corporation, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

Signature Guarantee: _________________________

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[To be attached to the Global Securities]

SCHEDULE OF INCREASES OR DECREASES

The following increases or decreases in this Global Security have been made:

Date	Amount of decrease in principal amount of Floating Rate Note evidenced by the Global Security	Amount of increase in principal amount of Floating Rate Note evidenced by the Global Security	Principal amount of Floating Rate Note evidenced by the Global Security following such decrease or increase	Signature of authorized officer of Trustee or Custodial Agent

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $             principal amount of Floating Rate Notes due February 28, 2003 held in (check applicable space)              book-entry or              definitive form by the undersigned.

The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

1. ☐ to the Corporation; or

2. ☐ to the Securities Registrar for the registration in the name of the Holder, without transfer; or

3. ☐ inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

4. ☐ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear and Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

5. ☐ pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Corporation may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Corporation has reasonably requested to confirm that such transfer is being made pursuant to an exemption from or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature
Signature Guarantee:
Date: ___________________________ Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	__________________________________ Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Corporation as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided Rule 144A.

Dated:

NOTICE: To be executed by an executive officer

EXHIBIT B

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

JPMorgan Chase Bank, as Trustee

By:

Authorized Officer

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